As filed with the Securities and Exchange Commission on April 30, 2021

Registration No. 333-130339

Registration No. 333-152004

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-130339

POST-EFFECTIVE AMENDMENT NO. 2 TO FORM S-8 REGISTRATION STATEMENT NO. 333-152004

UNDER THE SECURITIES ACT OF 1933

AGNICO EAGLE MINES LIMITED

(Exact name of registrant as specified in its charter)

Ontario, Canada (State or other jurisdiction of incorporation or organization)	98-0357066 (I.R.S. Employer Identification No.)

145 King Street East, Suite 400 Toronto, Ontario, Canada M5C 2Y7 (416) 947-1212 (Address, Including Zip Code, of Principal Executive Offices)

AGNICO EAGLE MINES LIMITED

AMENDED AND RESTATED EMPLOYEE STOCK OPTION PLAN

and

AGNICO EAGLE MINES LIMITED

AMENDED AND RESTATED INCENTIVE SHARE PURCHASE PLAN

(Full title of plan)

Jeffrey Nadler, Esq.

Davies Ward Phillips & Vineberg LLP

900 Third Avenue, 24th Floor

New York, NY 10022

(212) 588-5505

(Name, address and telephone number, including area code of agent for service)

with copies to:

Sean Boyd Agnico Eagle Mines Limited 145 King Street East, Suite 400 Toronto, ON, Canada M5C 2Y7 (416) 947-1212

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer (do not check if a smaller reporting company) ☐	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

On December 15, 2005, Agnico Eagle Mines Limited (the “Registrant”) filed with the Securities and Exchange Commission (the “Commission”) a Registration Statement on Form S-8 (Commission No. 333-130339) (the “Initial Registration Statement”) registering the offer and sale of (i) 6,877,775 shares of common stock, no par value (the “Common Shares”) of the Registrant that may be issued under the Agnico Eagle Mines Limited Amended and Restated Employee Stock Option Plan (the “Stock Option Plan”) and (ii) 1,153,260 Common Shares that may be issued under the Agnico Eagle Mines Limited Amended and Restated Incentive Share Purchase Plan (the “Share Purchase Plan”). On June 27, 2008, the Registrant filed with the Commission a Registration Statement on Form S-8 (Commission No. 333-152004) (the “Subsequent Registration Statement” and, together with the Initial Registration Statement, the “Registration Statements”) registering the offer and sale of (i) additional 6,000,000 Common Shares that may be issued under the Stock Option Plan and (ii) 2,500,000 Common Shares that may be issued under the Share Purchase Plan. On August 19, 2008, the Registrant filed with the Commission a Post-Effective Amendment No. 1 to the Subsequent Registration Statement solely to add exhibits 4.1 and 4.2 to the Subsequent Registration Statement.

On March 11, 2021, the board of directors of the Registrant approved the amendment of the Stock Option Plan to increase the number of Common Shares reserved for issuance by the Registrant under the Stock Option Plan by 3,000,000 Common Shares, so that the maximum number of Common Shares reserved for issuance by the Registrant under the Stock Option Plan is 38,700,000 Common Shares, of which 5,028,724 Common Shares remain available for issuance by the Registrant as of the filing date of this post-effective amendment to the Registration Statements (this “Amendment”). The Stock Option Plan, as so amended and restated (the “Amended Stock Option Plan”), was approved by the shareholders of the Registrant at the Registrant’s annual and special meeting of shareholders held on April 30, 2021. This Amendment is being filed by the Registrant for the purpose of updating exhibit 99.1 to the Initial Registration Statement and exhibit 4.1 to the Subsequent Registration Statement (as amended), in each case to reflect the Amended Stock Option Plan attached to this Amendment as exhibit 4.1. The Registrant is not registering additional Common Shares under this Amendment.

Item 8. Exhibits.

Exhibit	Description
4.1	Agnico Eagle Mines Limited Amended and Restated Employee Stock Option Plan (filed herewith)
5.1	Opinion of Davies Ward Phillips & Vineberg LLP, Toronto, Ontario (filed herewith)
23.1	Consent of Ernst & Young LLP (filed herewith)
23.2	Consent of Davies Ward Phillips & Vineberg LLP, Toronto, Ontario (included with Exhibit 5.1)
24.1*	Power of Attorney (Registration No. 333-130339)
24.2*	Power of Attorney (Registration No. 333-152004)

* Previously filed

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toronto, Province of Ontario, Country of Canada, on April 30, 2021.

AGNICO EAGLE MINES LIMITED

By:	/s/ Sean Boyd
Name:	Sean Boyd
Title:	Vice-Chairman and Chief Executive Officer

Pursuant to the requirements of the Securities Act, this Amendment has been signed by the following persons in their respective capacities indicated below.

Name	Title	Date

/s/ Sean Boyd	Vice-Chairman and Chief Executive Officer, Director	April 30, 2021
Sean Boyd	(Principal Executive Officer)

/s/ David Smith	Senior Vice-President, Finance and Chief Financial Officer	April 30, 2021
David Smith	(Principal Financial Officer and Accounting Officer)

*	Chairman of the Board of Directors	April 30, 2021
James D. Nasso

*	Director	April 30, 2021
Leona Aglukkaq

*	Director	April 30, 2021
Martine A. Celej

*	Director	April 30, 2021
Robert J. Gemmell

*	Director	April 30, 2021
Mel Leiderman

*	Director	April 30, 2021
Deborah McCombe

*	Director	April 30, 2021
Sean Riley

*	Director	April 30, 2021
J. Merfyn Roberts

*	Director	April 30, 2021
Jamie Sokalsky

* By:	/s/ Sean Boyd
Name: Sean Boyd Title: Attorney-in-fact
Date:	April 30, 2021

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the undersigned has signed this Amendment, solely in the capacity of the duly authorized representative of Agnico Eagle Mines Limited in the United States, on this 30th day of April, 2021.

By:	/s/ Gregg Loptien
Name:Gregg Loptien
Title: Exploration Manager USA

EXHIBIT INDEX

Exhibit	Description
4.1	Agnico Eagle Mines Limited Amended and Restated Employee Stock Option Plan (filed herewith)
5.1	Opinion of Davies Ward Phillips & Vineberg LLP, Toronto, Ontario (filed herewith)
23.1	Consent of Ernst & Young LLP (filed herewith)
23.2	Consent of Davies Ward Phillips & Vineberg LLP, Toronto, Ontario (included with Exhibit 5.1)
24.1*	Power of Attorney (Registration No. 333-130339)
24.2*	Power of Attorney (Registration No. 333-152004)

* Previously filed